Exhibit 5.1

By Email Aptorum Group Limited Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010 Cayman Islands	_____ Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands
D +1 345 914 5845 T +1 345 949 2648 F +1 345 949 8613 E dmagee@campbellslegal.com campbellslegal.com
Our Ref: RCS/DPM/12574-17506 Your Ref:
CAYMAN | BVI | HONG KONG _____

12 November 2019

Dear Sirs

Aptorum Group Limited – Listing of Class A Ordinary Shares

We have acted as Cayman Islands legal advisers to Aptorum Group Ltd. (the “Company”), a Cayman Islands exempted company, in connection with the Company’s Post-Effective Amendment No. 2 to registration statement on Form F-1, including all amendments or supplements thereto (the “Amendment No. 2 to Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date (the “Act”), relating the resale by certain holders of the Company of 1,543,245 Class A Ordinary Shares (the “Resale Shares”) and up to 51,990 Class A Ordinary Shares to be issued to one of the underwriters in the IPO pursuant to the Underwriting Agreement and Underwriter Warrant (“Underwriter Shares” and together with the Resale Shares the “Registered Securities”). We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Assumptions

1.1	The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions, the Shareholder Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

1.2	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

1.3	All signatures, initials and seals are genuine;

1.4	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;

1.5	The Underwriter Shares to be offered and issued by the Company purusant to the Underwriting Agreement, the Underwriter Warrant, the Registration Statement, Amendment No. 1 to Registration Statement and Amendment No. 2 to Registration Statement (“Underwriter Documents”) will be issued by the Company against payment in full, in accordance with the Underwriter Documents and be duly registered in the Company’s register of members

1.6	The Resale Shares to be offered and issued by the Company pursuant to the Registration Statement and Amendment No. 1 to Registration Statement and Amendment No. 2 to Registration Statement (“Resale Documents”) will be issued by the Company against payment in full, in accordance with the Resale Docuemnts and be duly registered in the Company’s register of members;

1.7	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

1.8	The Resolutions and the Shareholder Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions and the Shareholder Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

1.9	The authorised shares of the Company as set out in the A&R Memorandum and Articles have not been amended; and

1.10	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

2	Documents Reviewed

2.1	We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

2.2	A copy of the Post Effective Amendment No. 1 to registration statement on Form F-1 including (amendments and supplements) (“Amendment No. 1 to Registration Statement”);

2.3	A copy of Amendment No. 2 to Registration Statement;

2.4	A copy of the registration statement on Form F-1 (including all amendments or supplements) filed in relation to the initial public offering of Class A Ordinary Shares in the Company (“Registration Statement”).

2.5	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 13 September 2010;

2.6	A copy of the Company’s certificate of incorporation on change of name issued by the Registrar of Companies in the Cayman Islands on 3 March 2017;

2.7	A copy of the certificate of incorporation of change of name issued by the Registrar of Companies in the Cayman Islands dated 19 October 2017;

2.8	A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands, certified as true by Campbells Corporate Services Limited on 12 November 2019;

2.9	A copy of the second amended and restated Memorandum and Articles of Association of the Company adopted by the Shareholder Resolutions on 13 October 2017 and filed with the Registrar of Companies (the “A&R Memorandum and Articles”);

2.10	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 7 November 2019 (the “Certificate of Good Standing”);

2.11	A copy of the underwriting agreement dated 14 December 2018 entered into among Boustead Securities, LLC, China Renaissance Securities (Hong Kong) Limited, AMTD Global Markets Limited (collectively, the “Underwriters”) and the Company setting out the terms upon which the Underwriters would provide services to the Company;

2.12	A copy of the warrant to purchase Class A Ordinary Shares dated 14 December 2018 issued by the Company to Boustead Securities, LLC (“Underwriter Warrant”);

2.13	Copies of the written resolutions of the board of directors of the Company dated 27 November 2018, 30 May 2018, 27 March 2018, 3 April 2018, 9 October 2017, 17 September 2017, 18 April 2019 and 12 November 2019 (together, the “Resolutions”);

2.14	A copy of the shareholder resolutions of the Company dated 3 October 2017 (the “Shareholder Resolutions”); and

2.15	The records of proceedings of the Company on file with, and available for inspection on 18 April 2019, at the Grand Court of the Cayman Islands.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The issue and allotment of the Registered Securites has been duly authorised, and when allotted, issued and paid for as contemplated in the Resale Documents or the Underwriting Documents as applicable, the Registered Securities will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The authorised share capital of the Company is US$100,000,000.00 divided into 60,000,000 Class A Ordinary Shares with a nominal or par value of US$1.00 each and 40,000,000 Class B Ordinary Shares with a nominal or par value of US$1.00 each.

3.5	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion, the phrase “non-assessable” means, with respect to the Registered Securities, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Registered Securities by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.4	We hereby consent to filing of this opinion as an exhibit to the Amendment No. 1 to Registration Statement and to the reference to our name under the heading “Enforcement of Civil Liabilities” and “Legal matters” and elsewhere in the Amendment No. 1 to Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Amendment No. 1 to Registration Statement, including this opinion and an exhibit or otherwise.

Yours faithfully

/s/

Campbells

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